UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2014

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)
(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) On April 30, 2014, the stockholders of CIRCOR International, Inc. (the "Company") approved the 2014 Stock Option and Incentive Plan (the "2014 Plan"). A further description of the 2014 Plan can be found under "Proposal 4 - Approval of 2014 Stock Option and Incentive Plan" in the Company's definitive proxy statement which was filed with the Securities and Exchange Commission on March 21, 2014, which is incorporated herein by reference. The description in the definitive proxy statement is qualified in the entirety by reference to the complete terms and conditions of the 2014 Plan which was filed as Exhibit A to our definitive proxy statement referred to above.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2014 Annual Meeting of Stockholders on April 30, 2014. The proposals before our stockholders and the results of voting on such proposals were as provided below.
(i) Election of Directors: the following persons were elected as Class III directors for three year terms, such terms to continue until the Annual Meeting of Stockholders to be held in 2017 and until each such director’s successor is duly elected and qualified or until his earlier resignation or removal:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Scott A. Buckhout	15,480,825	234,931	764,442
John (Andy) O'Donnell	15,532,812	182,944	764,442
(ii) Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
16,470,737	7,886	1,575	—
(iii) Approval of the advisory resolution regarding the compensation of the Company’s named executive officers. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
15,620,547	84,559	10,650	764,442
(iv) Approval of the 2014 stock option and incentive plan including the performance compensation parameters set forth therein. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
15,139,495	572,208	4,053	764,442

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	CIRCOR INTERNATIONAL, INC.

/s/ Alan J. Glass
By: Alan J. Glass
Title: Vice President, General Counsel and Secretary